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Federal Kemper Life Assurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801


UNISEX RIDER

This Endorsement forms a part of the Contract or Certificate. The effective date of this Endorsement is the effective date of this Contract or Certificate.

All reference throughout this Contract or Certificate to the sex of a person used in the calculation of benefits are deleted.

The tables for Annuity Options 2, 3, and 4 are replaced by the following:

Options Two and Three - Life Annuity With Installments Guaranteed

                          Monthly Payments Guaranteed
Age of                                         Age of
Payee      None      120                       Payee       None     120

55         3.86      3.83                        71        5.85     5.59
56         3.93      3.90                        72        6.06     5.75
57         4.01      3.98                        73        6.28     5.91
58         4.10      4.06                        74        6.52     6.08
59         4.19      4.15                        75        6.77     6.26
60         4.28      4.23                        76        7.05     6.44
61         4.38      4.33                        77        7.34     6.63
62         4.49      4.43                        78        7.66     6.82
63         4.61      4.53                        79        8.00     7.01
64         4.73      4.64                        80        8.36     7.20
65         4.86      4.76                        81        8.76     7.39
66         5.00      4.88                        82        9.18     7.57
67         5.15      5.01                        83        9.64     7.76
68         5.31      5.14                        84       10.13     7.93
69         5.48      5.29                        85       10.66     8.10
70         5.66      5.43

Option Four - Joint and 100% Survivor Annuity

Age of                          Age of Secondary Payee
Primary
Payee      55       60        65       70        75        80       85

55         3.39     3.52      3.62     3.70      3.76      3.80     3.82
60         3.52     3.70      3.86     4.00      4.10      4.17     4.22
65         3.62     3.86      4.10     4.32      4.50      4.64     4.73
70         3.70     4.00      4.32     4.65      4.95      5.20     5.38
75         3.76     4.10      4.50     4.95      5.41      5.83     6.17
80         3.80     4.17      4.64     5.20      5.83      6.48     7.08
85         3.82     4.22      4.73     5.38      6.17      7.08     8.03


Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                        Age of Secondary Payee
Primary
Payee      55       60        65       70        75        80       85

55         3.39     3.52      3.62     3.70      3.76      3.79     3.81
60         3.52     3.70      3.86     3.99      4.06      4.16     4.20
65         3.62     3.86      4.09     4.31      4.49      4.61     4.69
70         3.70     3.99      4.31     4.63      4.92      5.15     5.30
75         3.76     4.09      4.49     4.92      5.35      5.72     6.00
80         3.79     4.16      4.61     5.15      5.72      6.27     6.72
85         3.81     4.20      4.69     5.30      6.00      6.72     7.34


Except as modified herein, all terms and conditions of the Contract or Certificate remain unchanged.

Signed for Federal Kemper Life Assurance Company at its home office in Schaumburg, Illinois.

/s/ Debra P. Rezabek                            /s/ Gale K. Caruso
     Secretary                                       President